Exhibit 10.18.1

                                           Amendment of FTNN Contract No. 100015


                             AMENDMENT OF AGREEMENT

     AGREEMENT made as of this 1st day of August 2002, by and between DOMINION TRANSMISSION, INC., a Delaware corporation, hereinafter called "Pipeline," and BOSTON GAS COMPANY D/B/A KEYSPAN ENERGY DELIVERY NEW ENGLAND, a Massachusetts corporation, hereinafter called "Customer."

     In consideration of the mutual covenants herein contained, Pipeline and Customer agree to replace the provisions of Exhibit A and Article III to the "Agreement Applicable To Transportation Of Natural Gas Under Rate Schedule FTNN," between Pipeline and Customer dated October 1, 1993, to extend Term of Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree to amend the Service Agreement as follows:

     1. Article III, Term of Agreement is deleted and replaced by the following:

                                   Article III
                                Term of Agreement

          Subject to all the terms and conditions herein, this Agreement shall be effective as of October 1, 1993, and shall continue in effect for a primary term through and including October 31, 2005 and from year to year thereafter until either party terminates this Agreement by giving written notice to the other at least twelve months prior to the start of the next contract year.

     2. Exhibit A to the Agreement Applicable To The Transportation Of Natural Gas Under Rate Schedule FTNN dated October 1, 1993 is hereby replaced with the attached Revised Exhibit A, effective April 1, 2003.

     3.   This amendment shall be effective April 1, 2003.

     In all other respects the above referenced Service Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto intending to be legally bound, have caused this amendment of agreement to be signed by their duly authorized officials, as of the day and year first written above.

DOMINION TRANSMISSION, INC.                    BOSTON GAS COMPANY
(Pipeline) D/B/A KEYSPAN ENERGY                DELIVERY NEW ENGLAND
                                                  (Customer)


By:    /s/                                     By: /s/ Nickolas Stavropoulos
-------------------------------                ---------------------------------
Its:  Authorized Representative                Its: President
                                                  (Title)

                                           Amendment of FTNN Contract No. 100015


                                REVISED EXHIBIT A
                              To The FTNN Agreement
                              Dated October 1, 1993
                       Between Dominion Transmission, Inc.
                             And Boston Gas Company
                    D/B/A KeySpan Energy Delivery New England
                             Effective April 1, 2003

A.         Quantities

     The maximum quantities of gas that Pipeline shall deliver and that Customer may tender shall be as follows:

     1. A Maximum Daily Transportation Quantity ("MDTQ") of 12,978 Dekatherms ("Dt") per day; and

     2.   A Maximum Annual Transportation Quantity ("MATQ") of 4,736,970 Dt.

B.         Point of Receipt and Delivery

          1. The Point of Receipt and the maximum quantities for such point shall be as set forth below. Each of the parties will use due care and diligence to assure that uniform pressures will be maintained at the Receipt Point as reasonably may be required to render service hereunder. In addition to the quantities specified below, Customer may increase the quantities furnished to Pipeline at the Receipt Point, so long as such quantities, when reduced by the fuel retention percentage specified in Pipeline's then currently-effective FERC Gas Tariff, do not exceed the quantity limitation specified below for the Receipt Point.

               Up to 12,978 Dt per Day at the interconnections of the facilities of Pipeline and Texas Gas Transmission Corporation, ANR Pipeline Company, or other pipelines in Warren County, Ohio, known as the Lebanon Interconnection.

          2. The Points of Delivery and maximum quantities for each point shall be as follows:

     Each of the parties will use due care and diligence to assure that uniform pressures will be maintained at the Point of Delivery as reasonably may be required to render service hereunder.

               Up to 12,978 Dt per Day at the interconnections of the facilities Pipeline and Transcontinental Gas Pipeline Corporation or Texas Eastern Transmission Corporation in Clinton County, Pennsylvania known as the Leidy Interconnection.

                                       2